SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 19, 2002

DIME COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York   11211

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:

(718) 782-6200

None

(Former name or former address, if changed since last report)

Items 1 through 4.

Not Applicable.

Item 5.

Other Events

On December 19, 2002, Dime Community Bancshares, Inc. announced the signing of a multi-family seller/servicer pact between its wholly-owned subsidiary, The Dime Savings Bank of Williamsburgh, and Fannie Mae.

A copy of the news release announcing this agreement is attached as Exhibit 99.

Item 6.

Not Applicable.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits.

    Exhibit No.

Description

99

News Release issued on December 19, 2002

announcing signing of multi-family seller/servicer pact with FNMA.

Items 8 and 9.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

By:   /s/ KENNETH J. MAHON

Kenneth J. Mahon

Executive Vice President and Chief Financial Officer

Dated: December 20, 2002

EXHIBIT 99